UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  May 3, 2016

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of the Company was held on May 3, 2016.

(b) Shareholders voted on the matters set forth below.

Item 1. The shareholders elected each of the Company’s 11 nominees to serve as directors of the Company until the 2017 Annual Meeting based upon the following votes:

				Broker
	For	Against	Abstain	Non-Vote

Lamberto Andreotti	1,220,457,771	13,003,922	2,750,337	254,917,592
Peter J. Arduini	1,213,484,038	19,679,382	3,048,610	254,917,592
Giovanni Caforio, M.D.	1,225,948,206	7,427,446	2,836,378	254,917,592
Laurie H. Glimcher, M.D.	1,222,538,959	10,484,694	3,188,377	254,917,592
Michael Grobstein	1,198,859,879	34,259,001	3,093,150	254,917,592
Alan J. Lacy	1,202,232,306	30,941,660	3,038,064	254,917,592
Thomas J. Lynch, Jr., M.D.	1,223,813,589	9,469,374	2,929,067	254,917,592
Dinesh C. Paliwal	1,204,102,684	28,989,088	3,120,258	254,917,592
Vicki L. Sato, Ph.D.	1,222,593,135	10,638,376	2,980,519	254,917,592
Gerald L. Storch	1,199,761,866	33,199,927	3,250,237	254,917,592
Togo D. West, Jr.	1,219,417,587	13,720,728	3,073,715	254,917,592

Item 2. The management proposal on the advisory vote to approve the compensation of our named executive officers was approved based upon the following votes:

			Broker
For	Against	Abstain	Non-Vote
1,187,110,600	42,219,344	6,882,086	254,917,592

Item 3. The appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for 2016 was ratified based upon the following votes:

For	Against	Abstain
1,426,088,842	61,099,466	3,941,314

Item 4.  The shareholder proposal on special shareowner meetings was rejected based upon the following votes:

			Broker
For	Against	Abstain	Non-Vote
493,171,239	733,464,877	9,575,914	254,917,592

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: May 6, 2016	By:	/s/ Katherine R. Kelly
		Name:	Katherine R. Kelly
		Title:	Associate General Counsel and
Corporate Secretary